CERTIFICATIONS PURSUANT TO SECTION 906	EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Master Portfolio Trust - SMASh Series MEC Portfolio (the “Registrant”), each certify to the best of his knowledge that:

     1.      The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2008 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.      The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Master Portfolio Trust	Master Portfolio Trust
- SMASh Series MEC Portfolio	- SMASh Series MEC Portfolio

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: June 27, 2008	Date: June 27, 2008

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.